Exhibit 10(vv)
Execution Version
FIRST AMENDMENT
THIS FIRST AMENDMENT (this “Amendment”), dated as of June 9, 2023, is entered into among GENERAL ELECTRIC COMPANY (the “Borrower”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
RECITALS
WHEREAS, the Borrower, the lenders from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent, are party to the Amended and Restated Credit Agreement, dated as of May 27, 2021 (as in effect on the date hereof immediately before giving effect to the amendments contemplated hereby, the “Existing Credit Agreement”, and as amended by this Amendment, the “Credit Agreement”);
WHEREAS, certain loans, commitments and/or other extensions of credit (the “Loans”) under the Existing Credit Agreement denominated in Dollars incur or are permitted to incur interest, fees or other amounts based on the rate appearing on the Reuters Capital Markets Report Screen LIBOR01 for Dollar deposits (the “Eurodollar Rate”) in accordance with the terms of the Existing Credit Agreement;
WHEREAS, the Administrative Agent, the Borrower and the Lenders party hereto have determined in accordance with the Existing Credit Agreement that the Eurodollar Rate applicable to Loans denominated in Dollars should be replaced with the Adjusted Term SOFR for all purposes under the Credit Agreement and the parties to this Amendment hereby agree that such changes shall become effective on the First Amendment Effective Date (as defined below).
WHEREAS, pursuant to Section 2.11(d) of the Existing Credit Agreement, the Administrative Agent and the Borrower have determined that in connection with the implementation of a Benchmark Replacement, certain Benchmark Replacement Conforming Changes are necessary or advisable and such changes shall become effective without any further consent of any other party to the Credit Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.
2.Amendment. The Existing Credit Agreement and Schedule 1.01 and Exhibit A thereto are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Annex A hereto.
3.Payment of Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable fees, charges and disbursements of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including all reasonable fees, charges and disbursements of counsel to the Administrative Agent.
4.Conditions Precedent. This effectiveness of this Amendment is subject to the satisfaction of each of the following conditions (the date of the satisfaction of all such conditions, the “First Amendment Effective Date”):
(a)The Administrative Agent (or its counsel) shall have received from the Borrower and the Lenders either (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Amendment by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Amendment.
5.Representations and Warranties. The Borrower represents and warrants to the Administrative Agent that, as of the date hereof:
(a)This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject however to (i) the exercise of judicial discretion in accordance with general principles of equity and (ii) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights heretofore or hereafter enacted.
(b)The execution, delivery and performance by the Borrower of this Amendment (i) have been duly authorized by all necessary corporate action and (ii) do not and will not violate any provision of any law or regulation, or contractual or corporate restrictions, in each case, binding on the Borrower and material to the Borrower and its Subsidiaries, taken as a whole (except to the extent such violation would not reasonably be expected to have a Material Adverse Effect).
6.Reaffirmation; Reference to and Effect on the Credit Agreement.
(a)From and after the First Amendment Effective Date, each reference in the Credit Agreement to “hereunder,” “hereof,” “this Agreement” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Credit Agreement as amended by this Amendment.
(b)The Credit Agreement, and the obligations of the Borrower thereunder, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.
(c)The Borrower (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Credit Agreement and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement.
(d)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
(e)In the event of any conflict between the terms of this Amendment and the terms of the Credit Agreement, the terms hereof shall control.
7.Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial, Etc.
(a)This Amendment shall be construed in accordance with and governed by the law of the State of New York. The provisions of Section 9.06(b) of the Credit Agreement are hereby incorporated by reference, as if fully set forth herein, mutatis mutandis.
(b)EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
8.Amendments; Headings; Severability. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower and the Administrative Agent. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment. Any provision of this Amendment held to be invalid, illegal or
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unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
9.Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
10.Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement.
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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	GENERAL ELECTRIC COMPANY,

	By:	/s/ Jennifer VanBelle
	Name:	Jennifer VanBelle
	Title:	Senior Vice President and Treasurer
[Signature Page to First Amendment]

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
	By:	/s/Will Price
	Name:	Will Price
	Title:	Vice President
[Signature Page to First Amendment]

LENDERS:	JPMORGAN CHASE BANK, N.A.,

	By:	/s/Will Price
	Name:	Will Price
	Title:	Vice President
[Signature Page to First Amendment]

Citibank, N.A.,

By:	/s/Kevin Clark
Name:	Kevin Clark
Title:	Vice President

[Signature Page to First Amendment]

BANK OF AMERICA, N.A.,

By:	/s/ Mukesh Singh
Name:	Mukesh Singh
Title:	Director
[Signature Page to First Amendment]

LENDERS:	BNP PARIBAS,

	By:	/s/Rick Pace
	Name:	Rick Pace
	Title:	Managing Director

	By:	/s/ Michael Lefkowitz
	Name:	Michael Lefkowitz
	Title:	Director

[Signature Page to First Amendment]

Goldman Sachs Bank USA, as a lender

By:	/s/ Keshia Leday
Name:	Keshia Leday
Title:	Authorized Signatory
[Signature Page to First Amendment]

LENDERS:	MORGAN STANLEY BANK, N.A.

	By:	/s/ Yong Sim
	Name:	Yong Sim
	Title:	Authorized Signatory
[Signature Page to First Amendment]

LENDERS:	MORGAN STANLEY SENIOR FUNDING, INC.

	By:	/s/ Yong Sim
	Name:	Yong Sim
	Title:	Vice President
[Signature Page to First Amendment]

LENDERS:	CREDIT SUISSE AG, NEW YORK BRANCH

	By:	/s/ Doreen Barr
	Name:	Doreen Barr
	Title:	Authorized Signatory

	By:	/s/ Michael Dieffenbacher
	Name:	Michael Dieffenbacher
	Title:	Authorized Signatory
[Signature Page to First Amendment]

LENDERS:	DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

	By:	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Director

	By:	/s/ Marko Lukin
	Name:	Marko Lukin
	Title:	Vice President
[Signature Page to First Amendment]

HSBC Bank USA, National Association,

By:	/s/ Patrick Mueller
Name:	Patrick Mueller
Title:	Managing Director

[Signature Page to First Amendment]

LENDERS:	MIZUHO BANK, LTD.,

	By:	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Executive Director

[Signature Page to First Amendment]

LENDERS:	MUFG Bank, Ltd., as a Lender

	By:	/s/ Wolfgang Arbaczewski
	Name:	Wolfgang Arbaczewski
	Title:	Authorized Signatory
[Signature Page to First Amendment]

[LENDERS:	Sumitomo Mitsui Banking Corporation,

	By:	/s/ Jun Ashley
	Name:	Jun Ashley
	Title:	Director
[Signature Page to First Amendment]

LENDERS:	AUSTRALIA AND NEW ZEALAND BANKING
GROUP LIMITED,

	By:	/s/ Wendy Tso
	Name:	Wendy Tso
	Title:	Director
[Signature Page to First Amendment]

Barclays Bank PLC

	By:	/s/ Warren Veech III
	Name:	Warren Veech III
	Title:	Vice President

[Signature Page to First Amendment]

ROYAL BANK OF CANADA, as a Lender
by its Attorneys,

By:	/s/ Hiba Abdul Wahid
Name:	Hiba Abdul Wahid
Title:	Vice President, Corporate Client Group -Finance
[Signature Page to First Amendment]

LENDERS: Société Générale

	By:	/s/ Richard Bernal
	Name:	Richard Bernal
	Title:	Managing Director

[Signature Page to First Amendment]

LENDERS:	Standard Chartered Bank,

	By:	/s/ Kristopher Tracy
	Name:	Kristopher Tracy
	Title:	Director, Financing Solutions

[Signature Page to First Amendment]

CREDIT AGRICOLE CORPORATE
AND INVESTMENT BANK, as lender

By:	/s/ Paul Arens
Name:	Paul Arens
Title:	Director

By:	/s/ Gordon Yip
Name:	Gordon Yip
Title:	Director
[Signature Page to First Amendment]

[LENDERS:	[Danske Bank A/S,]

	By:	/s/ Christian Rudolf Barnard
	Name:	Christian Rudolf Barnard
	Title:	Senior Banker

	By:	/s/ Jørgen Linnet
	Name:	Jørgen Linnet
	Title:	Chief Business Analyst]

[Signature Page to First Amendment]

ING Bank N.V., Dublin Branch

By:	/s/ Cormac Langford
Name:	Cormac Langford
Title:	Director

By:	/s/ Louise Gough
Name:	Louise Gough
Title:	Vice President

[Signature Page to First Amendment]

LENDERS:	National Westminster Bank plc,

	By:	/s/ Jonathan Eady
	Name:	Jonathan Eady
	Title:	Director
[Signature Page to First Amendment]

LENDERS:	SANTANDER BANK, N.A.,

	By:	/s/ Nuno Andrade
	Name:	Nuno Andrade
	Title:	Managing Director

	By:	/s/ Daniel Kostman
	Name:	Daniel Kostman
	Title:	Executive Director

[Signature Page to First Amendment]

STATE STREET BANK AND TRUST COMPANY, as
a Lender

By:	/s/ Kimberly Costa
Name:	Kimberly Costa
Title:	Vice President
[Signature Page to First Amendment]

THE TORONTO DOMINION BANK, NEW YORK
BRANCH, as a Lender

By:	/s/ David Perlman
Name:	David Perlman
Title:	Authorized Signatory
[Signature Page to First Amendment]

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Adam Spreyer
Name:	Adam Spreyer, CFA
Title:	Director
[Signature Page to First Amendment]

BANCO BILBAO VIZCAYA ARGENTARIA,
S.A. NEW YORK BRANCH,

By:	/s/ Cara Younger
Name:	Cara Younger
Title:	Managing Director

By:	/s/ Armen Semizian
Name:	Armen Semezian
Title:	Executive Director
[Signature Page to First Amendment]

LENDERS:	Lloyds Bank plc,

	By:	/s/ Lee Chester
	Name:	Lee Chester
	Title:	Associate Director
[Signature Page to First Amendment]

Skandinaviska Enskilda Banken AB (publ)

By:	/s/ Penny Neville-Park
Name:	Penny Neville-Park
Title:	Authorised signatory

By:	/s/ Alison Butt
Name:	Alison Butt
Title:	Authorised signatory
[Signature Page to First Amendment]

THE BANK OF NEW YORK MELLON,
as a Lender

By:	/s/ Tak Cheng
Name:	Tak Cheng
Title:	Vice President
[Signature Page to First Amendment]

LENDERS:	WESTPAC BANKING CORPORATION,

	By:	/s/ Richard Yarnold
	Name:	Richard Yarnold
	Title:	Tier II Attorney
[Signature Page to First Amendment]

Annex A
(Attached hereto)

~~EXECUTION VERSION~~Annex A

AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
May 27, 2021
as amended through the First Amendment, dated as of June 9, 2023
Among
GENERAL ELECTRIC COMPANY,
as the Borrower,
JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent,
And
The Lenders Party Hereto
$10,000,000,000 REVOLVING DOLLAR AND EURO CREDIT FACILITY

JPMORGAN CHASE BANK, N.A., BOFA SECURITIES, INC., CITIBANK, N.A., BNP
PARIBAS SECURITIES CORP., GOLDMAN SACHS BANK USA and MORGAN STANLEY SENIOR FUNDING, INC.,
as Joint Bookrunners and Joint Lead Arrangers
BOFA SECURITIES, INC. and CITIBANK, N.A.,
as Syndication Agents
BNP PARIBAS SECURITIES CORP., GOLDMAN SACHS BANK USA and MORGAN
STANLEY SENIOR FUNDING, INC.,
as Documentation Agents

TABLE OF CONTENTS
Page
ARTICLE I    DEFINITIONS    1
SECTION 1.01. Defined Terms    1
SECTION 1.02. Classification of Loans and Borrowings    ~~21~~20
SECTION 1.03. Terms Generally    ~~21~~20
SECTION 1.04. Interest Rates; ~~LIBOR~~Benchmark Notification~~s    21~~20
ARTICLE II    THE CREDITS    ~~22~~21
SECTION 2.01. Commitments; Additional Commitments    ~~22~~21
SECTION 2.02. Loans and Borrowings    23
SECTION 2.03. Requests for Borrowings    ~~24~~23
SECTION 2.04. Funding of Borrowings    ~~25~~24
SECTION 2.05. Interest Elections    25
SECTION 2.06. Termination and Reduction of Commitments    ~~27~~26
SECTION 2.07. Repayment of Loans; Evidence of Debt    ~~27~~26
SECTION 2.08. Prepayment of Loans    ~~28~~27
SECTION 2.09. Fees ~~28~~27
SECTION 2.10. Interest    ~~29~~28
SECTION 2.11. Alternate Rate of Interest    29
SECTION 2.12. Increased Costs    ~~32~~31
SECTION 2.13. Taxes    33
SECTION 2.14. Payments Generally    36
SECTION 2.15. Replacement of Lenders    ~~38~~37
SECTION 2.16. Break Funding Payments    38
SECTION 2.17. Illegality    ~~39~~38
SECTION 2.18. Use of Proceeds    39
SECTION 2.19. Reallocations on the Closing Date    39
ARTICLE III    REPRESENTATIONS OF BORROWER    ~~40~~39
ARTICLE IV    CONDITIONS    ~~42~~41
SECTION 4.01. Closing Date    ~~42~~41
SECTION 4.02. Each Credit Event    42
ARTICLE V    AFFIRMATIVE COVENANTS    ~~43~~42
SECTION 5.01. Financial Statements and Notices    ~~43~~42
SECTION 5.02. Keeping of Books    43
SECTION 5.03. Preservation of Existence    ~~44~~43
ARTICLE VI    NEGATIVE COVENANTS    ~~44~~43
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SECTION 6.01. Fundamental Changes    ~~44~~43
SECTION 6.02. Liens    44
SECTION 6.03. Financial Covenant    45
ARTICLE VII    EVENTS OF DEFAULT    45
ARTICLE VIII    THE ADMINISTRATIVE AGENT    46
ARTICLE IX    MISCELLANEOUS    49
SECTION 9.01. Notices    49
SECTION 9.02. Waivers; Amendments    50
SECTION 9.03. Expenses; Indemnity; Limitation on Liability    50
SECTION 9.04. Successors and Assigns    51
SECTION 9.05. Counterparts; Integration; Effectiveness    55
SECTION 9.06. Governing Law; Jurisdiction    ~~56~~55
SECTION 9.07. Headings    56
SECTION 9.08. Confidentiality    56
SECTION 9.09. WAIVER OF JURY TRIAL    ~~57~~56
SECTION 9.10. Judgment Currency    57
SECTION 9.11. USA PATRIOT Act    57
SECTION 9.12. No Fiduciary Duty    57
SECTION 9.13. Acknowledgement and Consent to Bail-In of Affected Financial
Institutions    58
SECTION 9.14. No Novation    58

ii

AMENDED AND RESTATED CREDIT AGREEMENT ~~(this “Agreement”)~~, dated as of May 27, 2021 (as amended, restated, supplemented or otherwise modified from time to time after the date hereof, this “Agreement”), among GENERAL ELECTRIC COMPANY (the “Borrower”), the Lenders (as defined below) party hereto and JPMORGAN CHASE BANK, N.A., as the Administrative Agent (as defined below).
WHEREAS, certain of the Lenders entered into that certain Credit Agreement, dated as of April 17~~.~~, 2020 (the “Original Closing Date”) (as amended, restated, modified or supplemented from time to time through the date hereof, the “Existing Credit Agreement”);
WHEREAS, the Administrative Agent and the Lenders desire to amend and restate the terms of the Existing Credit Agreement on the terms and conditions contained herein, which Agreement shall become effective and shall supersede and replace the Existing Credit Agreement upon satisfaction of the conditions precedent set forth in Section 4.01; and
The parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Section 1.01Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in Dollars.
“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.1%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder. The Administrative Agent may act through one or more affiliates in London.
“Administrative Agent Fee Letter” means that certain fee letter, dated as of the May 5, 2021, by and among the Borrower and the Administrative Agent.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agreed Currencies” means Dollars and Euros.

“Alternate Base Rate” means for any day a floating rate per annum equal to the higher of (i) 100% of the Prime Rate ~~or~~and (ii) the Federal Funds Effective Rate for such day; provided that any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower and its affiliated companies from time to time concerning or relating to bribery or corruption.
“Anti-Money Laundering Laws” has the meaning given to such term in paragraph (h) of Article III.
“Applicable Law” or “Applicable Laws” means, with respect to any Person, laws, common law, statutes, judgments, decrees, rules, constitutions, treaties, conventions, regulations, codes, ordinances, orders, and legally enforceable requirements of all Governmental Authorities, in each case, applicable to such Person.
“Applicable Margin” has the meaning set forth on Schedule 1.01.
“Assignee Lender” has the meaning given to such term in Section 2.19.
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Assignor Lender” has the meaning given to such term in Section 2.19.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for ~~Dollars or Euros~~any Agreed Currencies, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (~~f~~e) of Section 2.11.
“Availability Period” means, with respect to the making of Loans, the period from and including the Closing Date to but excluding the earlier of the Final Maturity Date and the date of the termination of the relevant Commitments.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Secrecy Act” means The Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330), as amended.
“Benchmark” means, initially, with respect to any ~~Eurodollar Loan or EURIBOR~~Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, ~~a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its~~and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for ~~Dollars or Euros, as applicable~~such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) ~~or clause (c)~~ of Section 2.11.
~~“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Euros or in the case of an Other Benchmark Rate Election, “Benchmark Replacement” shall mean the alternative set forth in (3) below:~~
~~(1)    in the case of any Loan denominated in Dollars, the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~
~~(2)    in the case of any Loan denominated in Dollars, the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;~~
~~(3)~~    “Benchmark Replacement” means, with respect to any Benchmark Replacement Event for any applicable Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for such Agreed Currency and the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for ~~the~~such then-current Benchmark for syndicated credit facilities denominated in ~~Euros~~the applicable Agreed Currencies at such time in the United States and (b) the related Benchmark Replacement Adjustment~~;~~
. ~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, in the case of clause (3), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Borrower shall be the term benchmark rate that is used in lieu of a LIBOR-based rate in the relevant other Dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).~~
If the Benchmark Replacement as determined pursuant to ~~clause (1), (2) or (3) above~~the immediately preceding sentence would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement~~:~~
, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by ~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~
~~(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~
~~(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~
~~(2)    for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the~~the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in ~~Euros~~the applicable Agreed Currencies at such time~~;~~.
~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, with the consent of the Borrower in the case of any changes to the ~~amount of any interest rate or the~~ duration of any interest period (such consent not to be unreasonably withheld or delayed) and otherwise, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~ and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark ~~Replacement~~ exists, in such other manner of administration as the Administrative Agent decides, with the consent of the Borrower in the case of any changes to the duration of any interest period (such consent not to be unreasonably withheld or delayed) and otherwise, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date~~;~~.
~~(3)    in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.11(c); or~~
~~(4)    in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.~~
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for ~~Dollars or Euros, as applicable,~~any Agreed Currencies applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event with respect to any Benchmark for any Agreed Currency, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder in accordance with Section 2.11 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder in accordance with Section 2.11.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America (or any successor).
“Borrower” has the meaning given to such term in the preamble hereto.
“Borrowing” means Loans of the same Type, made to the Borrower, made, converted or continued on the same date and, in the case of ~~Non-ABR~~Term Benchmark Loans, as to which a single Interest Period is in effect.
“Borrowing Date” means any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders to make Loans hereunder.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, in addition to the foregoing, the term “Business Day” shall ~~also exclude~~be (a) when used in connection with a EURIBOR Loan, ~~(i)~~ any day ~~on which banks are not open for dealings in Euro deposits in the London interbank market and (ii) any day on which the TARGET payment system is not open for the settlement of payment in Euro~~which is a TARGET Day and (b) when used in connection with a ~~Eurodollar Loan, any day on which banks are not open for dealings in Dollar deposits in the London and New York interbank markets~~Loan referencing the Adjusted Term SOFR Rate, and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.
“Calculation Date” means (a) the last calendar day of each month (or, if such day is not a Business Day, the next succeeding Business Day) and (b) at any time when a Default or Event of Default shall have occurred and be continuing, any other Business Day which the Administrative Agent may determine in its sole discretion to be a Calculation Date.
“Change Event” has the meaning given to such term in Section 2.12.
“Central Bank Rate” means, (A) the highest of, (i) for any Loan denominated in Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (ii) 0%; plus (B) the applicable Central Bank Rate Adjustment.
“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period.
“Change in Law” has the meaning given to such term in Section 2.12.
“Closing Date” has the meaning given to such term in Section 4.01.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06, (b) increased from time to time pursuant to Section 2.01(b) and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, in the Assignment and Acceptance pursuant to which such Lender shall have assumed its such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied.
Notwithstanding anything to the contrary above, a Lender (other than a Lender which is the subject of a Bail-In Action) will not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interests in, or other exercise of control over, such Lender or its parent company by any Governmental Authority. In the event that the Administrative Agent and the Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then such Lender shall no longer be deemed to be a Defaulting Lender.
~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~
“Dollars” or “$” refers to lawful money of the United States of America.
~~“Early Opt-in Election” means, if the then current Benchmark with respect to Dollars is Eurodollar Rate, the occurrence of:~~
~~(1)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review); and~~
~~(2)    the joint election by the Administrative Agent and the Borrower to trigger a fallback from Eurodollar Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.~~
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EURIBOR Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, the rate per annum appearing on the appropriate page of the Reuters screen (it being understood that this rate is the Euro interbank offered rate sponsored by the European Money Markets Institute (known as the “EMMI”) and the Financial Markets Association (known as the “ACI”)) (or on any successor or substitute page of Reuters, or any successor to or substitute for Reuters, providing rate quotations comparable to those currently provided on such page of Reuters, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Euros in the London interbank market) (the “EURIBOR Screen Rate”) at approximately 11:00 a.m., Brussels time, two ~~Business~~TARGET Days prior to the commencement of such Interest Period, as the rate for deposits in Euros with a maturity comparable to such Interest Period; provided that if the rate appearing on such screen at such time shall be less than ~~zero~~the Floor, such rate shall be deemed to be ~~zero~~equal to the Floor for the purposes of this Agreement.
“EURIBOR Screen Rate” has the meaning given to such term in the definition of “EURIBOR Rate”.
“Euro Sublimit” means, as of any date of determination, an amount equal to €5,000,000,000.
~~“Eurodollar” means, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Eurodollar Rate.~~
~~“Eurodollar Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on the Reuters Capital Markets Report Screen LIBOR01 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) (the “Eurodollar Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period; provided that if the rate appearing on such screen at such time shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.~~
~~“Eurodollar Screen Rate” has the meaning given to such term in the definition of “Eurodollar Rate”.~~
“Euros” or “€” means the single currency of Participating Member States introduced in accordance with the provision of Article 123 of the Treaty and, in respect of all payments to be made under this Agreement in Euros, means immediately available, freely transferable funds.
“Events of Default” has the meaning assigned to such term in Article VII.
“Exchange Rate” means, with respect to Euros on a particular date, the rate at which such currency may be exchanged into Dollars, as set forth on such date on the applicable transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that if the rate so published or quoted at such time shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Fee Letters” means (i) the JPM/Citi fee letter, dated as of May 5, 2021, by and among the Borrower, JPMorgan Chase Bank, N.A. and Citigroup Global Markets Inc., (ii) the

Administrative Agent Fee Letter and (iii) the BAML/BNP/GS/MS fee letter, dated as of May 5, 2021, by and among the Borrower, Bank of America, N.A., BOFA Securities, Inc., BNP Paribas, Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc.
“Final Maturity Date” means May 27, 2026.
“Fitch” means Fitch, Inc. or any successor.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to ~~Eurodollar~~the Adjusted Term SOFR Rate~~,~~ or EURIBOR Rate, ~~or each Daily Simple SOFR,~~ as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate and EURIBOR Rate shall be zero.
“GAAP” means generally accepted accounting principles in the United States of America.
“GE Capital Global Holdings” means GE Capital Global Holdings, LLC and its consolidated Subsidiaries.
“GECAS Transaction” means the transactions contemplated pursuant to the terms and conditions set forth in the Transaction Agreement, dated as of March 9, 2021, by and among the Borrower, AerCap Holdings N.V. and the other parties party thereto.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government including any applicable supranational bodies (such as the European Union or the European Central Bank).
“Increased Facility Activation Notice” means a notice substantially in the form of Exhibit B-1.
“Increased Facility Closing Date” means any Business Day designated as such in an Increased Facility Activation Notice.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all guarantees by such Person of Indebtedness of others.
“Indemnified Taxes” means Taxes (other than Excluded Taxes and Other Taxes) that are imposed in respect of a payment by, or on account of an obligation of, the Borrower hereunder.
“Indemnitee” has the meaning given to such term in Section 9.03(b).
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December ~~and~~, (b) with respect to any ~~Non-ABR~~Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such

Loan is a part and, in the case of a ~~Non-ABR~~Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means, with respect to any ~~Non-ABR~~Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is (i) with respect to any ~~Eurodollar Rate~~ Borrowing at the Adjusted Term SOFR Rate, one, three or six ~~(or, to the extent made available by all the Lenders, twelve)~~ months thereafter, or (ii) with respect to any EURIBOR Borrowing, one, three or six (or, to the extent made available by all ~~the~~ Lenders, twelve) months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currencies), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day ~~and~~, (ii) any Interest Period pertaining to a ~~Non-ABR~~Term Benchmark Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.11(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~
“JPMorgan Chase Bank” means JPMorgan Chase Bank, N.A.
“Lead Arrangers” means the Joint Bookrunners and Joint Lead Arrangers identified on the cover page of this Agreement.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to a New Lender Supplement or an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.
“Lien” means any mortgage, pledge, lien, security interest, charge, conditional sale or other title retention agreement or other similar encumbrance.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Local Time” means, with respect to any Borrowing or payment made by the Borrower, New York City time or London time, as the case may be.
“Material Acquisition means any acquisition or series of related acquisitions that involves consideration (including non-cash consideration) with a fair market value, as of the closing date thereof, in excess of $500,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, property, operations or financial condition of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or the rights or remedies of the Administrative Agent or the Lenders hereunder; provided that, with respect to Environmental Laws, matters of noncompliance that are disclosed on any public filings filed pursuant to the Securities Exchange Act of 1934 shall not constitute a Material Adverse Effect; provided, further, that a Material Adverse Effect shall not include any event, development or circumstance disclosed publicly by the Borrower (i) prior to May 5, 2021 or (ii) from May 5, 2021 to the Closing Date related to the ongoing Covid-19 pandemic.
“Material Disposition” means any sale, transfer, assignment, or other disposition or series of related sales, transfers, assignments or other dispositions by the Borrower or its Subsidiaries to any Person (other than any of the Borrower’s direct or indirect Subsidiaries) of any assets of the Borrower or its Subsidiaries, including a disposition of assets effected by the issuance of equity securities of a Subsidiary (other than (i) assets disposed of in the ordinary course of business, (ii) disposals of obsolete property or other property that is no longer useful in its business or (iii) assets disposed of pursuant to securitization, factoring, receivables financing and/or similar financing arrangements) that involves consideration (including non-cash consideration) with a fair market value, as of the closing date thereof, in excess of $500,000,000.
“Moody’s” means Moody’s Investors Service, Inc. or any successor.
“Net Debt for Borrowed Money” of any Person means, as of any date of determination, (a) all items that, in accordance with GAAP, would be classified as indebtedness on a consolidated balance sheet of such Person (including intercompany advances made to the Borrower by GE Capital Global Holdings) and, in any event, including indebtedness issued or incurred by GE Capital Global Holdings on or after the Closing Date minus (b) 75% of all unrestricted cash and unrestricted cash equivalents (as reported in the Borrower’s annual and quarterly filings with the Securities and Exchange Commission) held by the Borrower and its Subsidiaries minus, (c) only as of any such date occurring on or prior to the second anniversary of the consummation of the GECAS Transaction, all such indebtedness assumed by the Borrower that was originally issued or incurred by General Electric Capital Corporation prior to the Closing Date and debt guaranteed by the Borrower that was originally issued by General Electric Capital Corporation, GE Capital Global Holdings or any of their respective Subsidiaries prior to the Closing Date (excluding, for the avoidance of doubt, intercompany advances made to the Borrower by GE Capital Global Holdings).
“New Lender” has the meaning given to such term in Section 2.01(c)(ii).
“New Lender Supplement” has the meaning given to such term in Section 2.01(c)(ii).
~~“Non-ABR”, when used in reference to any Loan or Borrowing, refers to a Loan or Borrowing other than an ABR Loan or ABR Borrowing.~~
“Non-U.S. Lender” has the meaning given to such term in Section 2.13(e).
“NYFRB” means the Federal Reserve Bank of New York.
~~“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.~~
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Original Closing Date” has the meaning given to such term in the recitals hereto.
~~“Other Benchmark Rate Election” means, with respect to any Loan denominated in Dollars, if the then-current Benchmark is the Eurodollar Rate, the occurrence of:~~
~~(a)    a request by the Borrower to the Administrative Agent to notify each of the other parties hereto that, at the determination of the Borrower, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate, and~~
~~(b)    the Administrative Agent, in its sole discretion, and the Borrower jointly elect to trigger a fallback from the Eurodollar Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.~~
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 2.13(g) or 2.15) and as a result of a present or former connection between any Lender or Administrative Agent and the jurisdiction imposing such Tax (other than connections arising from the Lender or Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, or enforced this Agreement), excluding, for the avoidance of doubt, Excluded Taxes.
“Participating Member State” means a member of the European Communities that has the Euro as its currency in accordance with EMU Legislation.
“Participant” has the meaning given to such term in Section 9.04(e).
“Participant Register” has the meaning given to such term in Section 9.04(e).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity thereto performing similar functions.
“PDF”, when used in reference to notices via e-mail attachment, means portable document format or a similar electronic file format.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means the General Electric Pension Plan.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City for U.S. dollar loans made in the United States (which is not necessarily the best or lowest rate of interest charged by JPMorgan Chase Bank in connection with extensions of credit to borrowers); each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Public Debt Rating” means, as of any date, the rating that has been most recently announced by any of ~~Standard & Poor’s Financial Services LLC~~S&P, Moody’s ~~Investors Service, Inc.~~ or Fitch, ~~Inc.,~~ as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower or, if any such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency. For the purposes of determining the Applicable Margin, if the Borrower is split-rated and the ratings established by S&P, Moody’s and Fitch fall within different levels and (i) two ratings are equal and higher than the third, the Applicable Margin will be based on the higher rating, (ii) two ratings are equal and lower than the third, the Applicable Margin will be based on the lower rating or (iii) no ratings are equal, the Applicable Margin will be based on the intermediate rating. In the event that the Borrower shall maintain Public Debt Ratings from only two of S&P, Moody’s and Fitch and the Borrower is split-rated and (x) the ratings differential is one level, the Applicable Margin will be based on the higher rating and (y) the ratings differential is two levels or more, the Applicable Margin will be based on the level one level lower than the higher Public Debt Rating.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is ~~Eurodollar Rate, 11:00 a.m. (London~~the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two ~~London banking~~U.S. Government Securities Business ~~d~~Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting or (3) if such Benchmark is none of the ~~Eurodollar~~Term SOFR Rate~~,~~ or the EURIBOR Rate, the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning set forth in Section 9.04.
“Regulation U” means Regulation U of the Board as in effect from time to time.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, and (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto.
~~“Relevant Rate” means (i) with respect to any Eurodollar Borrowing denominated in Dollars, the Eurodollar Rate and (ii) with respect to any EURIBOR Borrowing denominated in Euros, the EURIBOR Rate.~~
“Relevant ~~Screen~~ Rate” means (i) with respect to any ~~Eurodollar~~Term Benchmark Borrowing denominated in Dollars, the ~~Eurodollar Screen~~Adjusted Term SOFR Rate, or (ii) with respect to any EURIBOR Borrowing ~~denominated in Euros~~, the EURIBOR ~~Screen~~ Rate~~, as applicable~~.
“Required Lenders” means, at any time, Lenders having Credit Exposures (USD Equivalent) and unused Commitments (USD Equivalent) representing more than 50% of the sum of the total Credit Exposures (USD Equivalent) and unused Commitments (USD Equivalent) at such time and based upon the Exchange Rate then in effect.
“Reset Date” means the second Business Day following each Calculation Date, provided that, in connection with any Calculation Date designated pursuant to clause (b) of the definition thereof, the applicable Reset Date shall be such Calculation Date.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“S&P” means ~~Standard & Poor’s~~S&P Global Ratings ~~Services~~ or any successor.
“Sanctioned Country” means a country or territory which at any time is the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, any (a) Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council or any similar list maintained by the European Union or any EU member state or the United Kingdom, (b) any Governmental Authority of any Sanctioned Country, (c) any Person located, organized or resident in a Sanctioned Country or (d) any Person directly or indirectly 50% or more owned by, or otherwise controlled by, any Person referenced in clauses (a) or (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, France or ~~Her~~His Majesty’s Treasury of the United Kingdom.
“SOFR” means~~, with respect to any Business Day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on its website on the immediately succeeding Business Day.~~as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
~~“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent. Unless otherwise specified, all references to a “Subsidiary” in this Agreement shall refer to a Subsidiary of the Borrower.
“Syndication Agents” means the Syndication Agents identified on the cover page of this Agreement.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, or withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
~~“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate or the EURIBOR Rate.
“Term SOFR ~~Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR ~~Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.11 that is not Term SOFR.~~ Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Transactions” means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof.
“Treaty” means the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1987, the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into force on

November 1, 1993), the Amsterdam Treaty (which was signed at Amsterdam on October 2, 1997 and came into force on May 1, 1999) and the Nice Treaty (which was signed at Nice on February 26, 2001), each as amended from time to time and as referred to in legislative measures of the European Union for the introduction of, changeover to or operating of the Euro in one or more member states.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the EURIBOR Rate, the ~~Eurodollar~~Adjusted Term SOFR Rate or the Alternate Base Rate.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“USD Equivalent” means, with respect to an amount of Euros, on any date, the amount of Dollars that may be purchased with such amount of Euros at the Exchange Rate in effect on such date.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., “~~Eurodollar~~Term Benchmark Loans”). Borrowings also may be classified and referred to by Type (e.g., “a ~~Eurodollar~~Term Benchmark Borrowing”).
Section 1.03Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (b) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (c) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.
Section 1.04Interest Rates; ~~LIBOR~~Benchmark Notification~~s~~. The interest rate on a Loan denominated in ~~d~~Dollars or Euros may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. ~~Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month British Pound Sterling LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6-month British Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR.~~ Upon the occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election,~~ Section 2.11(b) ~~and (c)~~ provides a mechanism for determining an alternative rate of interest. The ~~Administrative Agent will promptly notify the Borrower, pursuant to Section 2.11(e), of any change to the reference rate upon which the interest rate on Eurodollar Loans or EURIBOR Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~the Daily Simple SOFR, LIBOR or other rates in the definition of “Eurodollar Rate” (or “EURIBOR Rate”)~~any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof ~~(including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.11(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.11(d))~~, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~Eurodollar~~existing interest ~~R~~rate ~~(or the EURIBOR Rate)~~being replaced or have the same volume or liquidity as did ~~the London interbank offered rate (or the euro interbank offered rate or the Tokyo interbank offered rate, as applicable)~~any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select ~~publicly available~~ information sources or services in its reasonable discretion to ascertain any ~~SOFR or Daily Simple SOFR~~interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II

THE CREDITS
Section 2.01     Commitments; Additional Commitments.
(a)    (i) Subject to the terms and conditions set forth herein, each Lender agrees to make Loans in Dollars or Euros to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (x) the USD Equivalent of such Lender’s Credit Exposure exceeding such Lender’s Commitment or (y) Loans denominated in Euros exceeding the Euro Sublimit. Within the foregoing limit and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans, except that no borrowing or reborrowing may occur after the Availability Period. The Loans denominated in Dollars shall in each case be ABR Loans or ~~Eurodollar~~Term Benchmark Loans, as the Borrower shall request. The Loans denominated in Euros shall in each case be EURIBOR Loans.
(i)    Not later than 10:00 a.m., Local Time, on the second Business Day preceding the Borrowing Date with respect to each Borrowing (or, in the case of a ABR Borrowing at a time when EURIBOR Loans shall be outstanding, promptly on such Borrowing Date), the Administrative Agent shall determine the Exchange Rate with respect to Euros as of such date and give notice thereof to the Borrower and the Lenders. The Exchange Rate so determined shall become effective on such Borrowing Date for the purposes of determining the availability under the Commitments (it being understood that such availability shall be calculated and determined by applying such Exchange Rate to the aggregate principal amount of Loans made in Euros to the Borrower which are outstanding on such Borrowing Date).
(b)    Not later than 2:00 p.m., New York City time, on each Calculation Date (so long as any EURIBOR Loans shall be outstanding), the Administrative Agent shall determine the Exchange Rate with respect to Euros as of such Calculation Date and give notice thereof to the Borrower and the Lenders. The Exchange Rate so determined shall become effective on the next succeeding Reset Date. If, on any Reset Date, the total Credit Exposure (USD Equivalent) exceeds an amount equal to 105% of the total Commitments, then the Borrower shall, within three Business Days after notice thereof from the Administrative Agent, prepay Loans in an amount such that, after giving effect thereto, the total Credit Exposure (USD Equivalent) does not exceed the total Commitments (such calculation to be made using the

Exchange Rate that is effective on such Reset Date); provided that any such prepayment shall be accompanied by accrued interest to the extent required by Section 2.10 but shall be without premium or penalty of any kind (other than any payments required under Section 2.16).
(c)    (i) The Borrower and any one or more Lenders (including New Lenders) may, with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), at any time after the Closing Date, agree that such Lenders shall obtain or increase the amount of their Commitments by executing and delivering to the Administrative Agent an Increased Facility Activation Notice specifying (a) the amount of such increase and (b) the applicable Increased Facility Closing Date. Notwithstanding the foregoing, without the consent of the Required Lenders (such consent not to be unreasonably withheld or delayed), (i) the aggregate amount of the total Commitments may not be increased by an amount greater than $2,000,000,000, (ii) each increase effected pursuant to this paragraph shall be in a minimum amount of at least $5,000,000 (or approximately the Euro equivalent, as the case may be) and (iii) no more than eight Increased Facility Closing Dates may be selected by the Borrower during the term of this Agreement. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees in writing to do so in its sole discretion. The Administrative Agent shall promptly give notice to all Lenders of any such increase.
(i)    Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent, elects to become a “Lender” under this Agreement in connection with any transaction described in Section 2.01(c)(i) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit B-2, whereupon such bank, financial institution or other entity (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.
(ii)    On each Increased Facility Closing Date with respect to which there are Loans then outstanding, the New Lender(s) under such Facility and/or the Lender(s) that have increased their Commitments shall make Loans, the proceeds of which will be used to prepay the Loans of other Lenders under such Facility, so that, after giving effect thereto, the resulting Loans outstanding under such Facility are allocated ratably among the Lenders under such Facility in accordance with Section 2.02 based on their respective unused Commitments under such Facility after giving effect to such Increased Facility Closing Date.
Section 2.02    Loans and Borrowings.
(a)    Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective unused Commitments. Subject to Section 2.11, each Borrowing denominated in Dollars shall be comprised entirely of ABR Loans or ~~Eurodollar~~Term Benchmark Loans as the Borrower may request in accordance herewith. Subject to Section 2.11, each Borrowing denominated in Euros shall be comprised entirely of EURIBOR Loans.
(b)    The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that, other than any Commitment made by a Lender through a Conduit Lender as described in the definition thereof, which Commitment shall be the joint obligation of such Conduit Lender and its designating Lender, the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(c)    Each Lender at its option may make any ~~Eurodollar Loan or EURIBOR~~Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(d)    At the commencement of each Interest Period for any ~~Eurodollar~~Term Benchmark Borrowing ~~or EURIBOR Borrowing, as the case may be,~~ such Borrowing shall be in an aggregate amount that is an integral multiple of $5,000,000 (or approximately the Euro equivalent for a EURIBOR Borrowing) and not less than $25,000,000 (or approximately the Euro equivalent for a EURIBOR Borrowing) ~~for Eurodollar Borrowings and EURIBOR Borrowings~~; provided that each such Borrowing ~~(other than a Eurodollar Borrowing)~~ may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000; provided that a ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten ~~Eurodollar~~Term Benchmark Borrowings in Dollars and ten Term Benchmark Borrowings in Euros made by the Borrower ~~or ten EURIBOR Borrowings~~.
(e)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Final Maturity Date.
Section 2.03    Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a ~~Eurodollar~~Term Benchmark Borrowing ~~or EURIBOR Borrowing~~, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing or (b) in the case of a ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy or email with PDF attachment to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(1)the aggregate amount and currency of the requested Borrowing;
(2)the date of such Borrowing, which shall be a Business Day;
(3)in the case of Borrowings denominated in Dollars, whether such Borrowing is to be a ABR Borrowing or a ~~Eurodollar~~Term Benchmark Borrowing;
(4)in the case of a ~~Non-ABR~~Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(5)the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.
If no election as to the Type of Borrowing is specified, then (i) if the requested Borrowing is denominated in Dollars, the requested Borrowing shall be a ABR Borrowing and (ii) if the requested Borrowing is denominated in Euro, the requested Borrowing shall be a Term Benchmark Borrowing. If no Interest Period is specified with respect to any requested ~~Non-ABR~~Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an

Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04    Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 1:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then (x) the Administrative Agent shall notify the Borrower of such inaction promptly following the Administrative Agent’s discovery of such inaction and (y) the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate (or, in the case of ~~Eurodollar Loans or EURIBOR~~Term Benchmark Loans, such other customary overnight rate as shall be specified by the Administrative Agent) or (ii) in the case of the Borrower, the interest rate applicable to such Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section 2.05    Interest Elections.
(a)    Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Non-ABR~~Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, during or after the Availability Period, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Non-ABR~~Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy or email with PDF attachment to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(1)the Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(2)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(3)in the case of Borrowings denominated in Dollars, whether the resulting Borrowing is to be a ABR Borrowing or a ~~Eurodollar~~Term Benchmark Borrowing; and
(4)if the resulting Borrowing is a ~~Non-ABR~~Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a ~~Non-ABR~~Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a ~~Non-ABR~~Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a ABR Borrowing (in the case of ~~Eurodollar~~Term Benchmark Borrowings denominated in Dollars) or continued with an Interest Period of one month’s duration (in the case of EURIBOR Borrowings).
such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans to it in accordance with the terms of this Agreement.
(f)    Any Lender may reasonably request that Loans made by it to the Borrower be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
Section 2.08    Prepayment of Loans.
(a)    Subject to prior notice in accordance with paragraph (b) of this Section 2.08, the Borrower may at its option, at any time, without premium or penalty of any kind (other than any payments required under Section 2.16), prepay, in whole or in part, any Borrowings in the applicable currency.

(b)    The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy or email with PDF attachment) of any prepayment hereunder (i) in the case of prepayment of a ~~Eurodollar Borrowing or EURIBOR~~Term Benchmark Borrowing, not later than 11:00 a.m., Local Time, on the date three Business Days prior to the date of prepayment or (ii) in the case of prepayment of a ABR Borrowing, not later than 10:00 a.m., Local Time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10.
Section 2.09    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (such fee, the “Commitment Fee”) in Dollars, which shall accrue at a rate per annum equal to the Applicable Margin under the caption “Commitment Fee Rate” on the average daily unused amount of each Commitment of such Lender during the period from and including the Closing Date to but excluding the date on which such Commitment terminates. Accrued Commitment Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the Closing Date. All Commitment Fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and shall be payable for the actual number of days elapsed (including the first business day but excluding the last day).
(b)    The Borrower agrees to pay the fees set forth in the Fee Letters.
(c)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(d)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of Commitment Fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
Section 2.10    Interest.
(a)    The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.
(b)    The Loans comprising each ~~Eurodollar~~Term Benchmark Borrowing denominated in Dollars shall bear interest at a rate per annum equal to the ~~Eurodollar~~Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(c)    The Loans comprising each EURIBOR Borrowing shall bear interest at a rate per annum equal to the EURIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(d)    Accrued interest on each Loan shall be payable in the applicable currency in arrears on each Interest Payment Date for such Loan; provided that (i) in the event of any repayment or prepayment of any Loan (other than a prepayment of a ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (ii) in the event of any conversion of any ~~Eurodollar~~Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iii) all accrued interest on a Loan shall be payable upon termination of the Commitments applicable to such Loan and upon the Final Maturity Date.
(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, ~~Eurodollar~~Adjusted Term SOFR Rate or EURIBOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.11    Alternate Rate of Interest.
(a)    Subject to clauses (b), (c), (d), (e), and (f) ~~and (g)~~ of this Section 2.11, if ~~prior to the commencement of any Interest Period for a Eurodollar Borrowing~~:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the ~~Eurodollar Rate or the EURIBOR Rate, as~~Benchmark for the applicable ~~(including because the Relevant Screen Rate is not available or published on a~~Agreed ~~c~~Curren~~t~~cy ~~basis), for~~and such Interest Period; or
(ii)    the Administrative Agent is advised by the Required Lenders that ~~the Eurodollar~~ prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate or the EURIBOR Rate~~, as~~ for the applicable~~, for~~ Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable ~~currency~~Agreed Currencies and such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist~~, (A)~~ with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.05 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a ~~Eurodollar~~Term Benchmark Borrowing ~~shall be ineffective~~ and ~~(B)(i) if~~ any Borrowing Request that requests a ~~Eurodollar Borrowing in Dollars, then such~~Term Benchmark Borrowing shall ~~be made as~~instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for an ABR Borrowing and (~~ii) if~~B) for Loans denominated in Euros, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a EURIBOR Borrowing and any Borrowing Request that requests a EURIBOR Borrowing ~~in Euros, then such Loan shall bear interest at the~~

~~Central Bank Rate plus the Applicable Margin.~~ shall be ineffective; provided that, if the circumstances giving rise to such notice affect only one Type of Borrowing, then all other Types of Borrowings shall be permitted.
Furthermore, if any ~~Eurodollar Loan or EURIBOR~~Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.11(a) with respect to a Relevant Rate applicable to such ~~Eurodollar~~Term Benchmark Loan ~~or EURIBOR Loan~~, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist~~, (x) if such Eurodollar Loan is~~ with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.05 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, ~~then~~any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan ~~(or the next succeeding Business Day if such day is not a Business Day), such Loan shall~~, be converted by the Administrative Agent to, and shall constitute, an ABR Loan and (B) for Loans denominated in ~~Dollars on such day and (y) if such Loan is a~~Euros, any EURIBOR Loan ~~is denominated in Euros, then~~shall, on the last day of the Interest Period applicable to such Loan ~~shall~~ bear interest at the Central Bank Rate plus the Applicable Margin ~~on such day(s).~~; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate cannot be determined, any outstanding affected EURIBOR Loans shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such EURIBOR Loan, such EURIBOR Loan shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time.
(b)    Notwithstanding anything to the contrary herein, ~~if~~upon the occurrence of a Benchmark Transition Event~~, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the~~ with respect to any Benchmark for any Agreed Currency, the Administrative Agent and the Borrower may amend this Agreement to replace such then-current Benchmark~~, then (x) if~~ for such Agreed Currency with a Benchmark Replacement ~~is Replacement pursuant to this Section 2.11(b) will occur prior to the applicable Benchmark determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” with respect to Euros for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of any Benchmark setting at or after~~. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the ~~date notice of such Benchmark Replacement is~~Administrative Agent has posted such pro~~vid~~posed ~~to the Lenders without any~~ amendment to~~, or further action or consent of any other party to, this Agreement~~ all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such ~~Benchmark Replacement~~amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.11(b) will occur prior to the applicable Benchmark Transition Start Date..
~~(c)    Notwithstanding anything to the contrary herein and subject to the proviso below in this paragraph, with respect to a Loan denominated in Dollars, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the~~

~~Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion.~~
(~~d~~c)    ~~In connection with the implementation of a Benchmark Replacement~~Notwithstanding anything to the contrary herein, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time (subject to the Borrower’s consent and consultation rights as set forth in the definition of “Benchmark Replacement Conforming Changes”) and, notwithstanding anything to the contrary herein, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(~~e~~d)    The Administrative Agent will promptly notify the Borrower and the Lenders of (~~i~~1) any occurrence of a Benchmark Transition Event, ~~an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~ (~~ii~~2) the implementation of any Benchmark Replacement, (~~iii~~3) the effectiveness of any Benchmark Replacement Conforming Changes, (~~iv~~4) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (~~v~~5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement, except, in each case, as expressly required pursuant to this Section 2.11.
(~~f~~e)    Notwithstanding anything to the contrary herein, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR~~, Eurodollar~~ Rate or EURIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(~~g~~f)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a ~~Eurodollar~~Term Benchmark Borrowing ~~or EURIBOR Borrowing of~~, conversion to or continuation of ~~Eurodollar Loans or EURIBOR~~Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for a ~~Eurodollar~~Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to an ABR ~~Loans~~Borrowing or (y) any request for EURIBOR Borrowing ~~in Euros~~ shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any ~~Eurodollar~~Term Benchmark Loan ~~or EURIBOR Loan~~in any Agreed Currencies is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such ~~Eurodollar Loan or EURIBOR~~Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.11, ~~then~~(A) for Loans denominated in Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan ~~(or the next succeeding Business Day if such day is not a Business Day), (x) if such Eurodollar Loan is denominated in Dollars, such Loan shall~~ be converted by the Administrative Agent to, and shall constitute, an ABR Loan on such day and (~~y~~B) ~~if such~~for Loans ~~is a EURIBOR Loan is~~ denominated in Euros, ~~then such~~any EURIBOR Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate plus the Applicable Margin ~~on such day(s).~~; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate cannot be determined, any outstanding affected EURIBOR Loans shall, at the Borrower’s election prior to such day: (i) be prepaid by the Borrower on such day or (ii) solely for the purpose of calculating the interest rate applicable to such EURIBOR Loan, such EURIBOR Loan shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time.
Section 2.12    Increased Costs. In the event that by reason of any change after the date of this Agreement in Applicable Law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration, application or interpretation thereof, or by reason of the adoption or enactment after the date of this Agreement of any requirement or directive (whether or not having the force of law) of any Governmental Authority (each a “Change Event”); provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, but only in the event that the applicable Change Event results in the applicable Lender being in a materially different adverse position than exists as of the Closing Date with respect to any of the items described in categories (a) and (b) below and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued (collectively, a “Change in Law”):
(a)    any Lender shall, with respect to this Agreement, be subject to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than (i) any Indemnified Taxes or Other Taxes in respect of which additional amounts are payable (or would be so payable but for an exception under Section 2.13) pursuant to Section 2.13; or (ii) Excluded Taxes); or
participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(b)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment from the Borrower is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate (or, in the case of EURIBOR Loans, such other customary overnight rate as shall be specified by the Administrative Agent).
(c)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.14(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.15    Replacement of Lenders. If any Lender requests compensation, or is entitled to payments, under Section 2.12 or Section 2.13 or is affected in the manner described in Section 2.17 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.12 or Section 2.13(g), or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort (in the case of a claim for compensation under, or payments pursuant to, Section 2.12 or Section 2.13 or in the case of illegality under Section 2.17) or at the expense and effort of any such Defaulting Lender, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under, or payments pursuant to, Section 2.12 or Section 2.13 or from illegality under Section 2.17, such assignment will result in a reduction in such compensation or payments or eliminate the illegality, as the case may be. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 2.16    Break Funding Payments. In the event of (a) the payment of any principal of any ~~Non-ABR~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any ~~Eurodollar~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08(b) and is revoked in accordance herewith), or (d) the assignment of any ~~Non-ABR~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.15, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a ~~Non-ABR~~Term Benchmark Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount reasonably determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the ~~Eurodollar~~Adjusted Term SOFR Rate or EURIBOR Rate, as

applicable, for such Interest Period, over (ii) the amount of interest (as reasonably determined by such Lender) that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits in the relevant currency from other banks in the eurocurrency market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.
Section 2.17    Illegality. Notwithstanding any other provision herein, if the adoption of or any change in Applicable Law or regulation or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain ~~Non-ABR~~Term Benchmark Loans as contemplated by this Agreement, (a) the Commitment of such Lender hereunder to make ~~Non-ABR~~Term Benchmark Loans, continue ~~Non-ABR~~Term Benchmark Loans as such and convert ABR Loans into ~~Non-ABR~~Term Benchmark Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as ~~Non-ABR~~Term Benchmark Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion or repayment of a ~~Non-ABR~~Term Benchmark Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.16. If circumstances subsequently change so that any affected Lender shall determine that it is no longer so affected, such Lender will promptly notify the Borrower and the Administrative Agent, and upon receipt of such notice, the obligations of such Lender to make or continue ~~Non-ABR~~Term Benchmark Loans or to convert ABR Loans into ~~Non-ABR~~Term Benchmark Loans shall be reinstated.
Section 2.18    Use of Proceeds. The proceeds of any Borrowing shall be available (and the Borrower agrees that it shall use such proceeds) for general corporate purposes of the Borrower and its Subsidiaries.

[Signature Pages Intentionally Omitted]

Schedule 1.01

Applicable Margin
“Applicable Margin” means, for any day, with respect to any Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “EURIBOR Loan Spread”, “Term SOFR Rate Loan Spread”, “ABR Loan Spread” and “Commitment Fee”, as the case may be, based upon the Public Debt Rating in effect on such date as set forth below:

Pricing Level	Public Debt Rating	EURIBOR Loan Spread (bps)	Term SOFR Rate Loan Spread (bps)	ABR Loan Spread (bps)	Commitment Fee (bps)
1	≥ A/A2/A	87.5	87.5	0.0	7.5
2	A-/A3/A-	100.0	100.0	0.0	9.0
3	BBB+/Baa1/BBB+	112.5	112.5	12.5	10.0
4	BBB/Baa2/BBB	125.0	125.0	25.0	15.0
5	≤BBB-/Baa3/BBB-	150.0	150.0	50.0	20.0

EXHIBIT A
FORM OF ASSIGNMENT AND ACCEPTANCE
Reference is made to the Amended and Restated Credit Agreement, dated as of May 27, 2021 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among General Electric Company and the Lenders named therein. Terms defined in the Credit Agreement are used herein with the same meanings. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.
The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, effective as of the Assignment Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.
This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if applicable, any documentation required to be delivered by the Assignee pursuant to Section 2.13(e) or (f) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.
THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Date of Assignment:
Legal Name of Assignor:
Legal Name of Assignee:
Assignee’s Address for Notices:
Effective Date of Assignment
(“Assignment Date”):

	Principal Amount Assigned	Loan Assigned (indicate the applicable ~~Eurodollar~~Term Benchmark/ EURIBOR Loan Spread and the applicable ABR Loan Spread)	Percentage Assigned of Commitment (set forth, to at least 8 decimals, as a percentage of the aggregate Commitments of all Lenders thereunder)
Commitment Assigned:	$
Loans:	[$] [€]
The terms set forth above are hereby agreed to:

[Name of Assignor], as Assignor

By:
Name:
Title:

[Name of Assignor], as Assignee
By:
Name:
Title:

The undersigned hereby consent to the within assignment:

GENERAL ELECTRIC COMPANY

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

ANNEX 1
Reference is made to the Amended and Restated Credit Agreement, dated as of May 27, 2021 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among General Electric Company and the Lenders named therein. Terms defined in the Credit Agreement are used herein with the same meanings.
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE
1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Article V thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) if it is a non-U.S. Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.